Exhibit 99.2

FOR IMMEDIATE PRESS RELEASE

FOR:	PMC Commercial Trust	CONTACT:	Investor Relations
	17950 Preston Road, Suite 600		972-349-3235
	Dallas, TX 75252		www.pmctrust.com

PMC Commercial Trust Announces End of Strategic Review and Executive Changes

PMC Commercial Trust

NYSE MKT (Symbol PCC)

www.pmctrust.com

Dallas, TX	October 26, 2012

PMC Commercial Trust (NYSE MKT: PCC) (the “Company”) announced today that:

•	The Company has concluded its review of potential strategic alternatives with the determination that it will continue to pursue an independent long-term growth strategy;

•	Jan F. Salit, the Company’s previous Chief Operating Officer, has become the Company’s new Chief Executive Officer; and

•	The Company will pursue strategic growth initiatives, and anticipates paying a fourth quarter $0.12 per share dividend.

Review of Strategic Alternatives

As previously announced, the Company received certain inquiries expressing preliminary interest in potential strategic transactions. The Board of Trust Managers (the “Board”) established a Special Committee of all of our independent trust managers to evaluate these inquiries as well as other potential strategic alternatives that could enhance shareholder value. The Special Committee hired Houlihan Lokey Capital, Inc. to assist it in such evaluation.

The Special Committee’s financial advisor contacted potential strategic industry and financial partners, including certain parties that had expressed interest directly to the Company or were referred to the Company and solicited indications of interest in a strategic relationship or other transaction with the Company. The Special Committee received a limited number of non-binding indications of interest. The Special Committee and its advisors evaluated the indications of interest received and conducted a process that included extensive discussions and due diligence with one interested strategic party. The Special Committee ultimately determined that it was in the best interests of the Company’s shareholders to terminate such discussions. At this time, the Special Committee and the Board have determined in connection with the strategic alternatives evaluation process that it is in the best interests of the Company’s shareholders to continue to operate the Company as an independent entity and focus aggressively on developing an expanded business plan to improve operating performance and long-term growth potential. Upon the recommendation of the Special Committee, the Board has suspended the formal strategic alternatives process. Consequently, the Special Committee concluded the engagement of its financial advisor and the Special Committee is preparing to dissolve.

PMC COMMERCIAL TRUST	Press Release	October 26, 2012

Nathan Cohen, who has been serving as Chairman of the Special Committee, stated, “the strategic alternatives evaluation process did not result in the consummation of a strategic relationship or other transaction and at this time, we have concluded that focusing on new and independent strategic growth initiatives in addition to executing our current business plan is in the best long-term interests of our shareholders.”

Changes to PMC Commercial Trust’s Executive Management

The Company also announced today that in connection with its new strategic growth initiatives, it has effected a change in its Chief Executive Officer. Effective as of October 26, 2012, Lance B. Rosemore is no longer the Company’s Chief Executive Officer. Mr. Rosemore has been CEO of PMC Commercial Trust since its formation in June 1993 and was responsible for the development and execution of the Company’s tactical and strategic plans that have maintained the Company’s profitability. Mr. Rosemore will continue to work with the Company in a consulting capacity to help ensure a smooth transition.

The Company has entered into a separation agreement with Mr. Rosemore. The Company will record a one-time severance charge of approximately $2.2 million during the fourth quarter of 2012 related to the separation agreement.

The Board of PMC Commercial Trust announced that it has promoted Jan F. Salit, previously the Company’s Chief Operating Officer and Chief Investment Officer, to Chief Executive Officer. As Chief Executive Officer, Mr. Salit will be responsible for taking a significantly more proactive approach to developing the Company’s strategic growth initiatives that are being implemented to exploit the Company’s core competencies, capitalize on opportunities to drive long-term growth and maximize value for our shareholders. Mr. Salit has been the Chief Operating Officer and Treasurer of the Company since October 2008. He has also been the Company’s Chief Investment Officer since January 1994 and Executive Vice President since 1993. Mr. Salit’s primary areas of responsibility have included oversight of the Company’s day-to-day operations including the supervision of credit, marketing, legal and human resources functions. Prior to joining the Company, from 1979 to 1992, Mr. Salit was employed by Glenfed Financial Corporation and its predecessor company, Armco Financial Corporation, a commercial finance company, holding various positions including Executive Vice President and Chief Financial Officer.

Mr. Salit stated, “Mr. Rosemore has been instrumental in the growth and success of PMC Commercial Trust and its predecessor PMC Capital. While he will no longer be involved in day-to-day operations, the Company will continue to benefit from his experience and knowledge of the Company’s operations in his role as a consultant to the Company.”

Mr. Salit explained that “while our current business plan has been successful and stable, it is our intention to embark on strategic growth initiatives to build shareholder value. We are evaluating complementary lines of business including leveraged property acquisitions and other non-lending real estate related investments that we believe will be accretive to value and provide a stronger growth platform. We remain committed to executing our current business plan while considering and implementing strategies to maximize shareholder value. We are confident that we are taking the steps necessary to strengthen the Company’s balance sheet and results of operations.”

PMC COMMERCIAL TRUST	Press Release	October 26, 2012

Mr. Salit continued, “our emphasis on SBA 7(a) lending since 2007 has produced positive results including increased loan originations each year. We have achieved these positive results through focused marketing initiatives. As a result, we have increased total loans funded by a significant amount to $26.6 million in fundings during the first half of 2012 compared to $14.0 million during the same period in 2011. We are anticipating loan fundings in 2012 to be greater than $50 million compared to $38.4 million in 2011.”

Changes to PMC Commercial Trust’s Board

Mr. Rosemore’s role as a member of the Board and as Chairman of the Board also ended on October 26, 2012. Mr. Salit has been appointed to replace Mr. Rosemore on the Board and as the Chairman of the Board.

Expected Dividend Declarations

The Board has re-evaluated its current dividend policy and believes that the quarterly cash dividend anticipated to be declared in December 2012 should be reduced to better align it with our core operations. When established, it is anticipated that the quarterly dividend will be in an amount that can reasonably be expected to be maintained over the next year, although no assurances can be given to that effect. Currently the Board anticipates the next quarterly cash dividend to be $0.12 per common share.

Forward Looking Statements

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as the Company “expects,” “anticipates” or words of similar import. Similarly, statements that describe the Company’s future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, including the financial performance of the Company, real estate conditions and market valuations of its shares, which could cause actual results to differ materially from those currently anticipated. The Company’s ability to meet targeted financial and operating results, including loan originations, operating income, net income and earnings per share depends on a variety of economic, competitive, and governmental factors, including changes in real estate market conditions, changes in interest rates, the Company’s ability to access capital under its credit facility or otherwise and the Company’s ability to execute its strategic initiatives, many of which are beyond the Company’s control and which are described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect any changes in expectations, subsequent events or circumstances.

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